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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Nextel Partners, Inc. and Subsidiaries:

We consent to the incorporation by reference in the registration statements (Nos. 333-10998 and 333-106352) on Form S-3 and (Nos. 333-34724, 333-99017, and
333-117015) on Form S-8 of Nextel Partners, Inc. and subsidiaries of our reports dated March 16, 2005, with respect to the consolidated balance sheets of Nextel Partners, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Nextel Partners, Inc. and subsidiaries.

As discussed in Note 2 of the consolidated financial statements, the Company has restated its consolidated financial statements for the years ended December 31, 2002 and 2003.

/s/ KPMG LLP


Seattle, Washington
March 16, 2005